Exhibit 99.3

PROXY

Avanex Corporation

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                    , 2002

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Walter Alessandrini and Paul Engle, or either of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of Avanex Corporation and at any adjournments or postponements of the special meeting, and to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special meeting will be held at            a.m. Pacific time on                     , 2002 at                                                                                       .

THE BOARD OF DIRECTORS OF AVANEX CORPORATION RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

FOR	AGAINST	ABSTAIN

1.      To approve the issuance of Avanex Corporation common stock pursuant to the Agreement and Plan of Reorganization, dated as of March 18, 2002, among Avanex Corporation, Pearl Acquisition Corp., a wholly-owned subsidiary of Avanex Corporation and Oplink Communications, Inc., under which Pearl Acquisition Corp. will be merged with and into Oplink with Oplink surviving the merger and becoming a wholly-owned subsidiary of Avanex.
☐	☐	☐

2.	In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executives, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Signature:	Date:	Signature:	Date: